                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors
                                With respect to
       The Consolidated Financial Statements of Target Therapeutics, Inc.
            for the fiscal years ended March 31, 1995, 1994, & 1993


We consent to the use of our report dated April 26, 1995 with respect to the consolidated financial statements of Target Therapeutics, Inc. included as
Exhibit 99.1 to this Annual Report (form 10-K) of Collagen Corporation for the year ended June 30, 1995.

Our audits also included the financial statement schedule of Target Therapeutics, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.


                                       ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP

Palo Alto, California
April 26, 1995